Exhibit 1.1

The Bank of New York Mellon Corporation

Common Stock

Underwriting Agreement

June 3, 2010

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

As representatives (the “Representatives”)

of the several Underwriters named in Schedule I-A hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

The Bank of New York Mellon Corporation, a Delaware corporation registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), and Goldman, Sachs & Co., in its capacity as a forward purchaser (the “Forward Purchaser”), at the request of the Company in connection with the Forward Agreement (as defined below), confirm their respective agreements, subject to the terms and conditions stated herein, with the several Underwriters named in Schedule I-A hereto (the “Underwriters”) with respect to (a) the sale by the Forward Purchaser, and purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock (par value $0.01) of the Company (the “Common Stock”) set forth in Schedules I-B and I-A under the headings “Number of Borrowed Securities to Be Sold” and “Number of Borrowed Securities to Be Purchased,” respectively (subject to reduction for any shares of Common Stock issued and sold by the Company pursuant to Section 3(d) hereof) (the “Borrowed Securities”), and (b) the purchase by the Underwriters and the sale by the Company of any shares of Common Stock pursuant to Section 3(d) hereof (the “Standby Securities” and, collectively with the Borrowed Securities, the “Securities”).

“Forward Agreement” means the letter agreement dated the date hereof between the Company and the Forward Purchaser relating to the forward sale by the Company, subject to the Company’s right to elect Physical Settlement, Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Agreement), of a number of shares of Common Stock equal to the number of Securities to be borrowed and sold by the Forward Purchaser to the Underwriters pursuant to this Agreement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters and the Forward Purchaser that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File Nos. 333-144261, 333-144261-01, 333-144261-02, 333-144261-03, 333-144261-04, 333-144261-05, 333-144261-06 and 333-144261-07) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order of the Commission preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been received by the Company, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through any of the Representatives, expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 8:30 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through any of the Representatives, expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through any of the Representatives, expressly for use therein;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, in the case of the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through any of the Representatives, expressly for use therein;

(f) Except as set forth or contemplated in the Pricing Prospectus, subsequent to the respective dates as of which information is given in the Pricing Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries on a consolidated basis and (ii) there has not been any material adverse effect on, or any development involving a prospective material adverse effect on, the general affairs, management, financial position, shareholder’s equity or results of operation of the Company and its subsidiaries taken as a whole or adversely affect the compliance by the Company with its obligations hereunder, other than, with respect to clause (ii), any such effect resulting from changes in the general economic or equity or debt market conditions in the United States or changes in the financial services industry in general and not specifically relating to the Company or its subsidiaries (a “Material Adverse Effect”);

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(h) Each of The Bank of New York Mellon, BNY Mellon, N.A., Pershing Group, LLC, Dreyfus Corporation and MBC Investments Corporation (each, a “Significant Subsidiary”) has been duly incorporated, established or formed and is validly existing as a corporation, banking corporation or association, or other applicable type of entity, as applicable, in good standing (to the extent good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, establishment or formation, as applicable, and has the corporate, limited liability company or other organizational power and authority to own its properties and to conduct its business as and to the extent described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or other applicable type of entity and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the only “significant subsidiaries” of the Company, within the meaning assigned to such term in Rule 1-02(w) of Regulation S-X promulgated by the Commission, are The Bank of New York Mellon, Pershing Group, LLC, Dreyfus Corporation and MBC Investments Corporation;

(i) The Company has an authorized equity capitalization as set forth in the Pricing Prospectus; all of the issued and outstanding capital stock of the Company (including the

Borrowed Securities) has been duly authorized and validly issued, is fully paid and non-assessable and conform to the description of the Securities contained in the Prospectus; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended); and, except for directors’ qualifying shares, all issued and outstanding capital stock of each Significant Subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(j) The unissued Standby Securities to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be purchased by the Forward Purchaser from the Company pursuant to the Forward Agreement, whether pursuant to Physical Settlement or Net Share Settlement, as a result of the designation of an Early Valuation Date (as defined in the Forward Agreement) or otherwise, have been duly and validly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided herein or in the Forward Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities in the Prospectus and the issuance thereof will not be subject to any preemptive or similar rights;

(k) The Company has full right, power and authority to execute and deliver this Agreement and the Forward Agreement (collectively, the “Transaction Documents”), and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(l) The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(m) The issue and sale of the Securities and the compliance by the Company with the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or the Amended and Restated By-Laws of the Company, as amended (the “By-Laws”) or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties, except in the case of clauses (i) and (iii) for conflicts, defaults or violations which, individually or in aggregate, would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents except (x) such as have been obtained under the Act and (y) such as may be required under state securities or Blue Sky laws and by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the common stock ($0.01 par value) or the preferred stock, as applicable, of the Company, and under the captions “Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock” and “Certain ERISA Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute a fair and accurate summary of such terms or provisions, as applicable, in all material respects;

(o) Each Transaction Document conforms in all material respects to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus.

(p) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Significant Subsidiaries is a party or of which any property of the Company or any of the Significant Subsidiaries is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q) The Company is not and, after giving effect to the offering and sale of the Securities, including in connection with the settlement of the Forward Agreement or sales of any Standby Securities, and the application of the proceeds thereof as described in the Prospectus will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2. Representations and Warranties of the Forward Purchaser. The Forward Purchaser represents and warrants to, and agrees with, each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Purchaser and, at the Time of Delivery (as defined in Section 5), the Forward Purchaser will have full right, power and authority to sell, transfer and deliver the Borrowed Securities to be sold by the Forward Purchaser hereunder.

(b) The Forward Agreement has been duly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c) The Forward Purchaser will, at the Time of Delivery, have the free and unqualified right to transfer the Borrowed Securities to be sold by the Forward Purchaser hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Securities purchased by it from the Forward Purchaser, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Purchase and Sale of Securities by the Underwriters.

(a) On the basis of the representations and warranties herein set forth, but subject to the terms and conditions herein set forth, the Forward Purchaser and the Company

(with respect to any Standby Securities sold pursuant to Section 3(d) hereof), severally and not jointly, agrees to sell to the Underwriters the number of Securities set forth opposite the name of the Forward Purchaser in Schedule I-B hereto under the heading “Number of Borrowed Securities to Be Sold,” subject to adjustments in accordance with Section 3(d) hereof (to be adjusted by the Representatives so as to eliminate fractional shares), and each Underwriter agrees, severally and not jointly, to purchase from the Forward Purchaser or from the Company (to the extent of any Standby Securities), at a purchase price per share of $26.1900 (the “Purchase Price”), the number of Securities set forth opposite the name of such Underwriter in Schedule I-A hereto under the heading “Number of Borrowed Securities to Be Purchased.”

(b) If any of the conditions to effectiveness set forth in Section 3 of the Forward Agreement is not satisfied or waived on or prior to the Time of Delivery, the Forward Purchaser, in its sole judgment, may choose not to borrow and deliver for sale the Borrowed Securities to be sold by the Forward Purchaser to the Underwriters hereunder. In addition, in the event that the Forward Purchaser, in its sole judgment, is unable to borrow and deliver for sale under this Agreement all of the Borrowed Securities to be sold by the Forward Purchaser hereunder or if the Forward Purchaser, in its sole judgment, would entail a stock loan cost in excess of a rate equal to 200 basis points per annum, then the Forward Purchaser shall only be required to deliver for sale in respect of the Borrowed Securities the aggregate number of shares of Common Stock that the Forward Purchaser is able to so borrow at or below such total stock loan cost.

(c) If, pursuant to Section 3(b), the Forward Purchaser does not borrow and deliver for sale the number of Borrowed Securities deliverable by the Forward Purchaser pursuant to this Agreement, the Forward Purchaser will notify the Company of the number of shares of Common Stock not being delivered by the Forward Purchaser by no later than 5:00 p.m., New York City time, on the first New York Business Day (as defined in Section 5) prior to the Time of Delivery.

(d) In the event that the Forward Purchaser elects pursuant to Section 3(b), or is otherwise entitled, not to deliver the Borrowed Securities to be sold by the Forward Purchaser hereunder, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that the Forward Purchaser does not deliver. In connection with any such issuance and sale by the Company under this Section 3(d), the Representatives shall have the right to postpone the Time of Delivery for a period not exceeding one New York Business Day (as defined in Section 5) in order to effect any required changes in any documents or arrangements.

(e) The Forward Purchaser shall not have any liability whatsoever for any Securities it does not deliver to the Underwriters or any other party if the Forward Purchaser elects pursuant to Section 3(b), or is otherwise entitled, not to deliver the Borrowed Securities.

4. The Offering. The Company and the Forward Purchaser understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5. Settlement.

(a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Forward Purchaser and the Company shall be delivered by or on behalf of the Forward Purchaser or the Company, as applicable, to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by (i) in the case of any Borrowed Securities, the Forward Purchaser to the Representatives or (ii) in the case of any Standby Securities, the Company to the Representatives, in each case, at least forty-eight hours in advance. The certificates representing the Securities will be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

(b) The time and date of delivery of and payment for the Securities shall be 11:00 a.m., New York City time, on June 9, 2010 or such other time and date (i) in the case of the Borrowed Securities, as the Representatives, the Forward Purchaser and the Company may agree upon in writing or (ii) in the case of the Standby Securities, as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of Section 3 and of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. Covenants. The Company agrees with each of the Underwriters and the Forward Purchaser:

(a) To prepare the Prospectus in a form approved by the Representatives and the Forward Purchaser and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Representatives or the Forward Purchaser promptly after reasonable notice thereof; to advise the Representatives and the Forward Purchaser, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives and the Forward Purchaser, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and the Forward Purchaser and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Representatives or the Forward Purchaser promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives or the Forward Purchaser may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at any such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and the Forward Purchaser and to file such document and to prepare and furnish to each Underwriter and the Forward Purchaser and to any dealer in the Securities as many written and electronic copies as the Representatives and the Forward Purchaser may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, (i) if such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through any of the Representatives expressly for use therein, at the expense of such Underwriter or the Forward Purchaser, as applicable, and (ii) in other cases, without charge to any such Underwriter, Forward Purchaser or dealer; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives or the Forward Purchaser but at the expense of such Underwriter or Forward Purchaser, as applicable, to prepare and deliver to such Underwriter or Forward Purchaser, as applicable, as many written and electronic copies as the Representatives or the Forward Purchaser may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to, without the prior written consent of the Representatives, directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities of the Company that in the judgment of the Representatives are substantially similar to the Securities, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the Company (including holding as a custodian) or with respect to which the Company has beneficial ownership within the rules and regulations of the Commission, except as contemplated by the Forward Agreement and except that (i) the Company may engage in any activity described in this Section 6(g) if and to the extent required by applicable law or by any notice, order or regulation of any regulatory authority which is binding upon the Company and (ii) the Company may issue or grant any securities (including restricted stock, restricted stock units and phantom stock), and options to acquire securities, of the Company to its employees and directors (including on a cashless exercise basis) pursuant to an employee benefit plan or director plan that exists as of the date hereof (including, without limitation, The Bank of New York Mellon Corporation Long-Term Incentive Plan);

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement, if any, and the net proceeds from settlement of the Forward Agreement, if any, as applicable, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its reasonable best efforts to list, subject to notice of issuance, the Standby Securities and the shares of Common Stock reserved for issuance in connection with the Physical Settlement or Net Share Settlement of the Forward Agreement, on the New York Stock Exchange (the “Exchange”); and

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7. Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company or the Representatives, as applicable, is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and the Forward Purchaser and, if requested by the Representatives or the Forward Purchaser, will prepare and furnish without charge to each Underwriter and the Forward Purchaser an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter or the Forward Purchaser through the Representatives expressly for use therein.

8. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses (excluding the fees incurred by the counsel for the Underwriters) in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchaser and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(c) hereof, including the fees and disbursements of counsels for the Underwriters and the Forward Purchaser in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing on the Exchange the Standby Securities and the shares of Common Stock reserved for issuance in connection with the Physical Settlement or Net Settlement of the Forward Agreement; (v) the cost of preparing the Securities; (vi) the cost and charges of any transfer agent or registrar; (vii) all fees and expenses incident to the transactions contemplated by the Forward Agreement (except for the avoidance of doubt such fees and expenses do not include the fees and disbursements of counsel for the Forward Purchaser); and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters and the Forward Purchaser will pay all of their own costs and expenses, including the fees of their respective counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9. Conditions. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, and the obligations of the Forward Purchaser to deliver and sell the Borrowed Securities to the Underwriters, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with, or is being complied with, to the reasonable satisfaction of Representatives and the Forward Purchaser; FINRA shall have raised no objection to the fairness and reasonableness of this Agreement;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Representatives and the Forward Purchaser such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to each of the Representatives and the Forward Purchaser, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The chief securities counsel of the Company (or, at the Company’s sole option, an external counsel reasonably acceptable to the Representatives, solely with respect to clause (ix) below) shall have furnished to the Representatives and the Forward Purchaser such counsel’s written opinion, dated the Time of Delivery, in form and substance satisfactory to each of the Representatives and the Forward Purchaser, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Company has an authorized equity capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Securities being delivered at the Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Securities conform in all material respects to the description of the Securities in the Prospectus;

(iii) The unissued Standby Securities to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be purchased by the Forward Purchaser pursuant to the Forward Agreement have been duly and validly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided herein or in the Forward Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities in the Prospectus and the issuance thereof will not be subject to any preemptive or similar rights;

(iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that the Representatives, the Forward Purchaser and such counsel are justified in relying upon such opinions and certificates);

(v) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors’ qualifying shares, is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(vi) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Significant Subsidiaries is a party or of which any property of the Company or any of the Significant Subsidiaries is the subject which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vii) This Agreement has been duly authorized, executed and delivered by the Company;

(viii) The Forward Agreement has been duly authorized, executed and delivered by the Company;

(ix) The issue and sale of the Securities being delivered at the Time of Delivery and the compliance by the Company with the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws or (C) result in the violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties, in each case (A) and (C) for conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or other governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents except (A) such as have been obtained under the Act and (B) such as may be required under state securities or Blue Sky laws and by FINRA in connection with the purchase and distribution of the Securities by the Underwriters;

(xi) The statements set forth in the Prospectus under the caption “Description of Common Stock” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the common stock ($0.01 par value) or the preferred stock, as applicable, of the Company, and under the captions “Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock” and “Certain ERISA Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute a fair and accurate summary of such terms or provisions, as applicable, in all material respects;

(xii) The Company is not and, after giving effect to the offering and sale of the Securities, including in connection with the settlement of the Forward Agreement or sales of any Standby Securities, and the application of the proceeds thereof as described in the Prospectus will not be an “investment company”, as such term is defined in the Investment Company Act;

(xiii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xiv) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel has no reason to believe (i) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) that the Pricing Prospectus as of the Applicable Time (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date or the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Company and its subsidiaries, provided that such counsel shall state that such counsel believes such counsel is justified in relying upon such certificates.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the independent accounting firm of the Company who has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to the Representatives and the Forward Purchaser a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives and the Forward Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(e) (i) Neither the Company nor any of the Significant Subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Significant Subsidiaries taken as a whole, in any such case described in clause (i) or (ii), otherwise than as set forth or contemplated in the Pricing Prospectus or the effect of which is in the judgment of the Representatives after consultation with the Company (to the extent practicable) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives after consultation with the Company (to the extent practicable) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i) The Standby Securities to be delivered at the Time of Delivery and the shares of Common Stock reserved for issuance in connection with the Physical Settlement or Net Share Settlement of the Forward Agreement shall have been duly listed, subject to notice of issuance, on the Exchange;

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from directors and certain executive officers of the Company, substantially to the effect set forth in Section 6(g) hereof in form and substance satisfactory to the Representatives; and

(k) The Company shall have furnished or caused to be furnished to the Representatives and the Forward Purchaser at the Time of Delivery certificates of the Chief Financial Officer of the Company satisfactory to the Representatives and the Forward Purchaser (i) to the effect that (A) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Time of Delivery with the same force and effect as though expressly made on and as of the Time of Delivery and (B) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery, and (ii) as to such other matters as the Representatives or the Forward Purchaser may reasonably request.

10. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and the Forward Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Forward Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and the Forward Purchaser for any legal or other expenses reasonably incurred by such Underwriter or Forward Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter or Forward Purchaser through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and the Forward Purchaser against any losses, claims, damages or liabilities to which the Company or the Forward Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Forward Purchaser for any legal or other expenses reasonably incurred by the Company or the Forward Purchaser, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other, from the offering of the

Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such indemnifying party was prejudiced in a material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement assuming full Physical Settlement thereof), the Forward Purchaser and the Underwriters, in connection with the offering of the Securities shall be deemed to be in the same respective proportion as the total net proceeds from such offering (before deducting expenses) received by the Company (which net proceeds shall include the proceeds to be received by the Company pursuant to the Forward Agreement assuming full Physical Settlement thereof), the total commissions or discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, and the spread received by the Forward Purchaser under the Forward Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, the Forward Purchaser or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Forward Purchaser or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Forward Purchaser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, on the one hand, or the Forward Purchaser, on the other, were treated as a single entity, respectively, for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities underwritten by it and distributed to the public were offered to the public and the spread received by the Forward Purchaser under the Forward Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter or the Forward Purchaser within the meaning of the Act; and the obligations of the Underwriters, under this Section 10 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Forward Purchaser and to each person, if any, who controls the Company or the Forward Purchaser within the meaning of the Act.

11. Underwriter Defaults. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for them or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives, the Company or the Forward Purchaser shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company or the Forward Purchaser, as applicable, shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company or the Forward Purchaser, as applicable, shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Forward Purchaser, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in

Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from any liability it may have to the Company, the Forward Purchaser or any non-defaulting Underwriter for its default.

12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Underwriters and the Forward Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Forward Purchaser or any controlling person thereof, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13. Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter or the Forward Purchaser except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Standby Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters and the Forward Purchaser for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters and the Forward Purchaser in connection with the Transaction Documents and the offering of Securities contemplated hereby, but the Company shall then be under no further liability to any Underwriter or the Forward Purchaser except as provided in Sections 8 and 10 hereof.

14. Notices, etc. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives; if to the Forward Purchaser shall be delivered or sent by mail or facsimile transmission to the Representatives; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Parties to Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Forward Purchaser and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Underwriter or the Forward Purchaser and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time Is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Underwriters Not Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and the transactions contemplated hereby are arm’s-length commercial transactions among the Company, the several Underwriters and the Forward Purchaser, (ii) in connection therewith and with the process leading to such transaction each of the Underwriters and the Forward Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) none of the Underwriters or the Forward Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or Forward Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, the Forward Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. Supercedes Prior Agreements. The Transaction Documents supersede all prior agreements and understandings (whether written or oral) among the Company, the Underwriters, the Forward Purchaser, or any of them, with respect to the subject matter hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Waiver of Jury Trial. Each of the Company, the Underwriters and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the

Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters and the Forward Purchaser, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Forward Purchaser and the Company. It is understood that the acceptance of this letter by the Representatives on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

The Bank of New York Mellon Corporation

By:	/s/ Thomas P. Gibbons
	Name:	Thomas P. Gibbons
	Title:	Chief Financial Officer

Goldman, Sachs & Co.
acting in its capacity as Forward Purchaser

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:	/s/ Robert B. Goldstein
	Name:	Robert B. Goldstein
	Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I-A

Underwriter	Number of Borrowed Securities to be Purchased

Goldman, Sachs & Co.	11,666,666
Citigroup Global Markets Inc.	6,481,481
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,888,889
Morgan Stanley & Co. Incorporated	3,888,889

Total	25,925,925

SCHEDULE I-B

Forward Purchaser	Number of Borrowed Securities to be Sold

Goldman, Sachs & Co.	25,925,925

Total	25,925,925

SCHEDULE II

(a)	Issuer Free Writing Prospectuses: none.

(b)	Additional Documents Incorporated by Reference: none.